EXHIBIT 10.13
RESTRICTED STOCK UNIT AGREEMENT (NON-EMPLOYEE DIRECTORS)
UNDER THE FIFTH AMENDED AND RESTATED ANSYS, INC.
1996 STOCK OPTION AND GRANT PLAN
Name of Grantee:
No. of Restricted Stock Units Granted:
Grant Date:

Pursuant to the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”) as amended through the date hereof, ANSYS, Inc. (the “Company”) hereby grants the number of Restricted Stock Units listed above (the “Award”) to the Grantee named above. Each “Restricted Stock Unit” shall relate to one share of Stock of the Company, subject to the restrictions and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and in the Plan.
1.Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until shares of Stock have been issued pursuant to Section 3 hereof.
2.Vesting of Restricted Stock Units. The Award shall initially be unvested and shall be eligible to become vested as specified below. The date on which the Restricted Stock Units become vested as described below and in accordance with the terms and conditions of this Agreement and the Plan shall be the “Vesting Date.”
(a)    Time-Based Vesting. The Restricted Stock Units shall become vested in full on the date that is the earlier of (x) the one-year anniversary of the Grant Date specified above; or (y) the date of the Company’s next regular annual meeting of stockholders which occurs after the Grant Date specified above, subject in each case to the Grantee’s continued service as a member of the Board of Directors of the Company (a “Director”) through such date.
(b)    Death or Disability. The Restricted Stock Units shall become vested in full upon the Grantee’s death or Disability. For purposes hereof, “Disability” means that the Grantee ceases to be a Director as a result of his or her physical or mental illness or impairment as determined by the Committee.

(c)    Approved Departure. A pro-rata portion of the Restricted Stock Units shall become vested upon the Grantee’s departure from the Board under circumstances approved by the Committee, such as a departure in order to avoid a conflict of interest or other similar circumstances. In such case, one-twelfth of the Restricted Stock Units shall become vested for each full month of the Grantee’s continued service as a Director between the Grant Date and the date on which the Grantee ceases to be a Director. The determination of the reason for a Grantee’s departure shall be made by the Committee in its sole discretion.
(d)    Transaction. In the case of a Transaction (as defined in the Plan), the Restricted Stock Units shall be subject to Section 3(c) of the Plan. The Restricted Stock Units shall become vested in full upon the earlier of: (x) consummation of the Transaction if Grantee’s service as a Director ceases on the closing date of the Transaction or (y) if the Award is assumed or continued by a successor entity (or parent thereof) following the Transaction, upon Grantee’s involuntary cessation of service as a Director with such entity.
3.Issuance of Shares of Stock.
(a)    No Deferral Election. Subject to the terms of the Plan and this Agreement, as soon as reasonably practicable following the Vesting Date, but in no event later than 60 days after the end of the year in which such Vesting Date occurs, the Company shall direct its transfer agent to issue to the Grantee via the Company’s dedicated on-line broker the number of shares of Stock equal to the number of Restricted Stock Units that became vested on such Vesting Date in satisfaction of the Award.
(b)    Deferral Election. If the Committee has given the Grantee the option to elect to defer the settlement of the Award, and the Grantee has made an irrevocable written election to so defer the settlement of the Award in accordance with the terms and conditions required by the Committee (the “Deferral Election”), then, in lieu of the terms specified in Section 3(a) (above), subject to the terms of the Plan and this Agreement, the Company shall direct its transfer agent to issue to the Grantee via the Company’s dedicated on-line broker the number of shares of Stock equal to the number of Restricted Stock Units that became vested on the Vesting Date in satisfaction of the Award, in accordance with the terms of the Deferral Election.
(c)    Shares of Stock shall be issued and delivered to the Grantee in accordance with this Section 3 upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Grantee.
(d)    Until such time as shares of Stock are issued to the Grantee pursuant to this Section 3, the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Restricted Stock Units, including but not limited to any voting rights.

4.Termination of Service. Except as otherwise provided herein, if the Grantee ceases to continue in service as a Director for any reason, this Award shall no longer vest with respect to any unvested Restricted Stock Units and such unvested Restricted Stock Units shall lapse.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2 of the Plan. Capitalized terms used herein shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of any conflict between the Plan and this Agreement, the Plan shall control and this Agreement shall be deemed to be modified accordingly, except to the extent that the Plan gives the Committee the express authority to vary the terms of the Plan by means of this Agreement, in which case this Agreement shall govern.
6.Transferability. This Award is personal to the Grantee, is non-assignable and is not transferable by Grantee in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock to be issued upon the vesting of this Award to the Grantee shall be issued, during the Grantee’s lifetime, only to the Grantee.
7.Tax Withholding.
(a)    Grantee acknowledges that, if Grantee is a Pennsylvania resident, Grantee is responsible for any and all applicable income and other taxes, as well as any social insurance contributions and other deductions or withholdings required by applicable law, from this Award, including federal, FICA, state, and local taxes applicable to Grantee (such taxes, the “Tax-Related Items”). Grantee further acknowledges that the Company (x) makes no representations or undertakings regarding the Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, or delivery of shares of Stock under the Award, the subsequent sale of shares of

Stock acquired pursuant to the Award, and the receipt of any dividends, and (y) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Grantee’s liability for Tax-Related Items.
(b)    If Grantee is not a Pennsylvania resident, Grantee acknowledges that any issuance of shares of Stock to Grantee pursuant to this Award shall be subject to any applicable tax withholding requirements. The Company shall automatically, not later than the date as of which the transfer of shares of Stock pursuant to this Award becomes a taxable event for federal income tax or other applicable withholding tax purposes, cause the required minimum federal, state, local, non-U.S., or other taxes required by law to be withheld on account of such taxable event to be satisfied by withholding from shares of Stock to be issued to Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy such minimum withholding obligation.
8.No Obligation to Continue Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award to continue the Grantee in service as a Director.
9.Section 409A of the Code. The Company and the Grantee intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its exemption from, or compliance with, Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder either are exempt from, or comply with, Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations.
10.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, retention, use and transfer, in any form, of the Grantee’s personal data described below and any other Award grant materials by and among, as applicable, the Company and any other Subsidiary for the purpose of implementing, administering and managing the Grantee’s participation in the Plan.
The Grantee understands and consents that the Company will process personal data about the Grantee consisting of the name, home address, personal and business telephone number, date of birth, social insurance number or other governmental identification number, personal electronic mail address, nationality, and job title, as well as the Grantee’s salary, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, (collectively, “Data”), for the Company’s legitimate interest of implementing, administering and managing the Plan and complying with the terms of this Agreement.
The Grantee understands and agrees that the Data will be transferred to (i) a stock plan service provider selected by the Company to process the Data when providing in the implementation, administration and management of the Plan on behalf of the Company, (ii) the Company’s legal and financial advisers that process the Data when providing advisory services to the Company in connection with the implementation, administration and management of the Plan and this Agreement, and (iii) third party service providers as data processors to the Company and who process the Data in support of the Company’s business. The Grantee may request a list with the names and addresses of any recipients of the Data by contacting his or her local human resources representative.  The Company will process the Data as so long as is necessary to further the purposes for such processing as described herein. The Grantee may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, withdraw consent to processing of Data, or otherwise exercise any data protection right the Grantee may have under applicable law, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis.  If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, his or her service with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Grantee the Award or other equity awards or administer or maintain such awards.  Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
12.Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants;
(c)    all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Committee;
(d)    the Award and the Grantee’s participation in the Plan shall not be interpreted as forming an employment contract with the Company;
(e)    the Grantee is voluntarily participating in the Plan;
(f)    the Award and any shares of Stock acquired under the Plan are not intended to replace any pension rights or compensation;
(g)    the Award and any shares of Stock acquired under the Plan, and the income and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;
(h)    the future value of the shares of Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s service relationship; and
(j)    neither the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement.
13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock.  The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.Language. If the Grantee has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
16.Amendment. Pursuant to Section 18 of the Plan, the Committee may at any time amend or cancel any unvested portion of this Award, but no such action may be taken that adversely affects the Grantee’s rights hereunder without the Grantee’s consent.
17.Severability. If any provision(s) hereof shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
18.Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

ANSYS, Inc.

By:
Name: Ajei S. Gopal
Title: President and CEO

The foregoing Award is hereby accepted and the terms and conditions of this Agreement are hereby agreed to by the undersigned. Electronic acceptance of this Award pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated:
Grantee’s Signature

Grantee’s name and address:
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